Exhibit 99.1

FOR RELEASE AT 1:02 PM PST	IR CONTACT:	Deborah Crawford
Wednesday, October 15, 2003		Director of Investor Relations 408 317-3712
	PR CONTACT:	Lynn Brinton Director of Corporate Communications 408 317-3726

NETFLIX REPORTS THIRD QUARTER GAAP NET INCOME OF $3.3 MILLION

AND NON-GAAP NET INCOME OF $6.1 MILLION

•	Revenue of $72.2 million, up 77 percent year-over-year and up 14 percent sequentially.

•	GAAP net income of $3.3 million or $0.10 per diluted share.

•	Non-GAAP net income of $6.1 million or $0.19 per diluted share.

•	Non-GAAP free cash flow of $7.9 million. GAAP net cash provided by operating activities of $22.0 million.

LOS GATOS, CA — October 15, 2003 — Netflix, Inc. (Nasdaq: NFLX) announced record financial results for the third quarter ended September 30, 2003. “This record quarter and the consistent, steady progress we’ve made as a public company shows the power of our business model and its ability to scale as our subscriber base grows,” said Reed Hastings, founder and CEO of Netflix. “Service improvements continue to fuel our evangelical grassroots marketing efforts and to push retention to an all-time high.”

Revenue, Subscribers, and Churn

Total revenue for the third quarter was a record $72.2 million, up 77 percent compared to $40.7 million for the third quarter 2002, and up 14 percent compared to $63.2 million for the second quarter 2003.

Netflix ended the third quarter of 2003 with approximately 1,291,000 total subscribers, up 144,000 or 13% sequentially. During the quarter Netflix acquired 383,000 new trial subscribers, a 38 percent year-over-year increase from the 277,000 new trial subscribers acquired in the third quarter of 2002 and a sequential increase of 17 percent from the 327,000 new trial subscribers acquired in the second quarter of 2003. For a graphical presentation of the Company’s household penetration growth for its metro shipping markets, please link to: http://ir.netflix.com/news/hubgrowth2.pdf.

Average monthly subscriber churn1 for the third quarter of 2003 was 5.2 percent as compared to 7.2 percent in the third quarter of 2002 and 5.6 percent in the second quarter of 2003. Churn improved across the subscriber base during the quarter in response to steady improvements in the quality of the Netflix service. Churn includes free trial subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Gross Margin

Gross margin for the third quarter was 46.5 percent, up from 44.2 percent in the second quarter of 2003. Gross margin increased in the third quarter due to lower than expected content costs. Disc usage per average paid subscriber increased slightly during the quarter.

Subscriber Acquisition Cost

Subscriber acquisition cost2 for the third quarter was $31.81 per new-trial subscriber compared to a cost of $33.57 for the third quarter of 2002 and a cost of $30.45 for the second quarter of 2003. The Company continues to benefit from rapid growth in word of mouth as an acquisition source.

1 Monthly churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months. This is the same churn definition as previously given but restated in plain-English for clarity.

GAAP Net Income (Loss), Non-GAAP Net Income (Loss), and Free Cash Flow

Netflix reported GAAP net income of $3.3 million, or $0.10 per diluted share, for the third quarter of 2003 compared to a GAAP net loss of $2.9 million, or $0.13 per diluted share, for the third quarter of 2002 and GAAP net income of $3.3 million, or $0.11 per diluted share, for the second quarter of 2003.

Non-GAAP net income was $6.1 million, or $0.19 per diluted share, for the third quarter of 2003 compared to a Non-GAAP net loss of $228 thousand, or $0.01 per diluted share, for the third quarter of 2002 and Non-GAAP net income of $5.0 million, or $0.16 per diluted share, for the second quarter of 2003. Non-GAAP net income (loss) equals net income (loss) on a GAAP basis before stock-based compensation expense.

Free cash flow for the third quarter 2003 was $7.9 million or 11 percent of revenue, up 36 percent from $5.8 million in the third quarter of 2002 and up 82 percent compared to $4.3 million for the second quarter of 2003. This is the Company’s eighth consecutive quarter of positive free cash flow. For the twelve months ended September 30, 2003, the Company generated $22.3 million of free cash flow and finished the third quarter with $124.4 million of cash and short-term investments. Less outstanding debt of $0.6 million, this equates to net cash of $123.8 million or $3.94 per diluted share. Non-GAAP free cash flow is defined as cash flows from operating activities less cash flows used in investing activities excluding purchases and sales of short-term investments. Cash provided by operating activities for the third quarter 2003 was $22.0 million, up 99 percent from $11.1 million in the third quarter 2002 and down 7 percent compared to $23.6 million for the second quarter of 2003.

Use of Non-GAAP Measures

Management believes that Non-GAAP net income (loss) is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity

2 “Subscriber acquisition cost” (“SAC”) is defined as the total marketing expense on the Company’s Statement of Operations divided by total new trial subscribers in the quarter.

because it excludes the non-operational cash flows from purchases and sales of short-term investments and cash flows from financing activities. However, these Non-GAAP measures should be considered in addition to, not as a substitute for, or superior to net income (loss) and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these Non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

Revised Guidance

The Company revised guidance for the fourth quarter as follows:

•	Ending subscribers of 1,425 to 1,475 thousand, from 1,400 to 1,475 thousand

•	Revenue of $77 to $81 million, from $74 to $80 million

•	GAAP net loss of $0.2 million to net income of $2.3 million, from a net loss of $2.5 million to net income of $1.5 million

•	Non-GAAP net income before stock-based compensation expense of $3.0 to $6.0 million, from $0.5 to $3.5 million

•	Gross margin of 42.5 to 44.5 percent, from 42 to 44 percent

•	SAC of $30 to $33, from $32 to $35

•	Churn of 4.9 to 5.4 percent, from 5.2 to 5.8 percent

Float, Lock Up Expiration, and Diluted Shares

The Company estimates the public float at approximately 17,212,257 shares as of September 30, 2003 based on registered shares held in street name with the Depository Trust and Clearing Corporation. The IPO lock up has expired, and no outstanding shares are subject to a lock-up agreement of any kind. From time to time executive officers of Netflix may elect to sell stock in Netflix. All such sales are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com or at

http://www.prnewswire.com. Following the conclusion of the webcast, a replay of the call will be available via Netflix’s website at http://ir.netflix.com. For those without access to the Internet, a replay of the call will be available from 5:00 p.m. Pacific Time on October 15, 2003 through October 22, 2003. To listen to a replay, call (719) 457-0820, access code 711903. The Company plans to include discussion of its business outlook in the conference call.

About Netflix

Launched in 1998, Netflix is the world’s largest online movie rental service, providing more than one million subscribers with access to a comprehensive library of more than 15,000 DVD titles. For $19.95 a month, Netflix subscribers can rent as many DVDs as they want, with three movies out at a time, and keep them for as long as they like. There are no due dates and no late fees. DVDs are delivered directly to the subscriber’s address by first-class mail from shipping centers throughout the United States. Netflix can reach more than 70 percent of its subscribers with generally overnight delivery. The Company also provides background information on DVD releases, including critic reviews, member reviews and ratings and personalized movie recommendations. For more information, visit http://www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenues, GAAP net income (loss), Non-GAAP net income (loss), gross margin, subscriber acquisition cost and churn for the fourth quarter of 2003. These statements are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to manage our growth, in particular managing our subscriber acquisition cost as well as the mix between revenue sharing titles and titles not subject to revenue sharing that are delivered to our subscribers; our ability to attract new subscribers and retain existing subscribers; fluctuations in consumer usage of our service, customer spending on DVD players, DVDs and related products; competition; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including increases in first class postage; increases in the costs of acquiring DVDs; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the SEC on March 31, 2003. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended

	September 30, 2002	June 30, 2003	September 30, 2003	September 30, 2002	September 30, 2003

Revenues:
Subscription	$40,163	$63,071	$71,278	$105,840	$189,630
Sales	568	116	924	1,778	1,428

Total revenues	40,731	63,187	72,202	107,618	191,058
Cost of revenues:
Subscription	21,147	35,148	38,326	53,798	103,402
Sales	349	93	322	948	494

Total cost of revenues	21,496	35,241	38,648	54,746	103,896

Gross profit	19,235	27,946	33,554	52,872	87,162
Operating expenses:
Fulfillment	4,908	7,221	8,322	13,917	21,926
Technology and development	3,966	4,123	4,738	10,665	13,044
Marketing	9,299	9,957	12,183	25,291	35,347
General and administrative	1,870	2,093	2,678	4,817	7,019
Stock-based compensation	2,622	1,704	2,777	6,115	6,887

Total operating expenses	22,665	25,098	30,698	60,805	84,223

Operating income (loss)	(3,430)	2,848	2,856	(7,933)	2,939
Other income (expense):
Interest and other income	711	560	534	1,060	1,675
Interest and other expense	(131)	(95)	(87)	(11,821)	(373)

Net income (loss)	$(2,850)	$3,313	$3,303	$(18,694)	$4,241

Net income (loss) per share:
Basic	$(.13)	$.14	$.14	$(1.64)	$.18

Diluted	$(.13)	$.11	$.10	$(1.64)	$.14

Weighted average common shares outstanding:
Basic	21,922	23,648	24,086	11,395	23,495

Diluted	21,922	30,812	31,460	11,395	30,684

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Non-GAAP net income (loss) reconciliation:
Net income (loss)	$(2,850)	$3,313	$3,303	$(18,694)	$4,241
Add back:
Stock-based compensation	2,622	1,704	2,777	6,115	6,887
Non-cash interest on early repayment of debt	—	—	—	10,695	—

Non-GAAP net income (loss)	$(228)	$5,017	$6,080	$(1,884)	$11,128

Non-GAAP net income (loss) per share:
Basic	$(.01)	$.21	$.25	$(.17)	$.47

Diluted	$(.01)	$.16	$.19	$(.17)	$.36

Netflix, Inc.

Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	As of

	December 31, 2002	September 30, 2003

Assets
Current assets:
Cash and cash equivalents	$59,814	$79,170
Short-term investments	43,796	45,237
Prepaid expenses	2,753	1,943
Prepaid revenue sharing expenses	303	957
Other current assets	409	295

Total current assets	107,075	127,602
DVD library, net	9,972	18,441
Intangible assets, net	6,094	3,704
Property and equipment, net	5,620	6,586
Deposits	1,690	1,684
Other assets	79	847

Total assets	$130,530	$158,864

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,350	$28,459
Accrued expenses	9,102	10,954
Deferred revenue	9,743	13,771
Current portion of capital lease obligations	1,231	371

Total current liabilities	40,426	53,555
Deferred rent	288	263
Capital lease obligations, less current portion	460	185

Total liabilities	41,174	54,003
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 150,000,000 and 80,000,000 shares authorized at December 31, 2002 and September 30, 2003, respectively; 22,445,795 and 24,227,548 issued and outstanding at December 31, 2002 and September 30, 2003, respectively	22	24
Additional paid-in capital	260,067	265,791
Deferred stock-based compensation	(11,702)	(6,508)
Accumulated other comprehensive income	774	1,118
Accumulated deficit	(159,805)	(155,564)

Total stockholders’ equity	89,356	104,861

Total liabilities and stockholders’ equity	$130,530	$158,864

Netflix, Inc.

Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended			Nine Months Ended

	September 30, 2002	June 30, 2003	September 30, 2003	September 30, 2002	September 30, 2003

Cash flows from operating activities:
Net income (loss)	$(2,850)	$3,313	$3,303	$(18,694)	$4,241
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	1,576	1,140	1,118	4,481	3,591
Amortization of DVD library	4,663	9,392	12,323	11,568	28,335
Amortization of intangible assets	808	808	773	2,333	2,390
Noncash charges for equity instruments granted to non-employees	40	—	—	40	—
Stock-based compensation expense	2,622	1,704	2,777	6,115	6,887
Gain on disposal of DVDs	(512)	(94)	(868)	(1,469)	(1,329)
Noncash interest expense	37	36	16	11,353	84
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(505)	(398)	65	(316)	270
Accounts payable	4,777	5,791	450	4,433	8,109
Accrued expenses	289	769	660	3,564	1,852
Deferred revenue	113	1,167	1,377	2,242	4,028
Deferred rent	16	(8)	(8)	45	(25)

Net cash provided by operating activities	11,074	23,620	21,986	25,695	58,433

Cash flows from investing activities:
Purchases of short-term investments	(467)	(363)	(354)	(42,614)	(1,097)
Purchases of property and equipment	(719)	(2,400)	(1,596)	(1,563)	(4,557)
Acquisitions of DVD library	(5,673)	(17,027)	(13,467)	(15,314)	(36,903)
Proceeds from sale of DVDs	568	116	924	1,778	1,428
Deposits and other assets	524	20	11	533	(762)

Net cash used in investing activities	(5,767)	(19,654)	(14,482)	(57,180)	(41,891)

Cash flows from financing activities:
Proceeds from issuance of common stock	91	1,496	988	86,606	4,033
Repurchases of common stock	—	—	—	(3)	—
Principal payments on notes payable and capital lease obligations	(836)	(261)	(551)	(16,928)	(1,219)

Net cash provided by (used in) financing activities	(745)	1,235	437	69,675	2,814

Net increase in cash and cash equivalents	4,562	5,201	7,941	38,190	19,356
Cash and cash equivalents, beginning of period	49,759	66,028	71,229	16,131	59,814

Cash and cash equivalents, end of period	$54,321	$71,229	$79,170	$54,321	$79,170

Non-GAAP Free Cash Flow reconciliation:
Net cash provided by operating activities	$11,074	$23,620	$21,986	$25,695	$58,433
Purchases of property and equipment	(719)	(2,400)	(1,596)	(1,563)	(4,557)
Acquisitions of DVD library	(5,673)	(17,027)	(13,467)	(15,314)	(36,903)
Proceeds from sale of DVDs	568	116	924	1,778	1,428
Deposits and other assets	524	20	11	533	(762)

Non-GAAP Free Cash Flow	$5,774	$4,329	$7,858	$11,129	$17,639

Netflix, Inc.

Other Data

(Unaudited)

(in thousands, except subscriber acquisition cost)

Three Months Ended	Nine Months Ended

September 30, 2002	June 30, 2003	September 30, 2003	September 30, 2002	September 30, 2003

Subscribers:
New trial subscribers: during period	277	327	383	825	1,127
New trial subscribers year-to-year change	158.9%	38.6%	38.3%	143.4%	36.6%
New trial subscribers quarter-to-quarter sequential change	17.4%	(21.6%)	17.1%
Subscribers: end of period	742	1,147	1,291	742	1,291
Subscribers year-to-year change	122.2%	71.2%	74.0%	122.2%	74.0%
Subscribers quarter-to-quarter sequential change	10.7%	9.0%	12.6%
Free subscribers: end of period	34	46	49	34	49
Free subscribers as percentage of ending subscribers	4.6%	4.0%	3.8%	4.6%	3.8%
Paid subscribers: end of period	708	1,101	1,242	708	1,242
Year-to-year change	124.8%	73.9%	75.4%	124.8%	75.4%
Quarter-to-quarter sequential change	11.8%	9.1%	12.8%
Subscriber churn (monthly)	7.2%	5.6%	5.2%	7.0%	5.5%
Subscriber acquisition cost	$33.5	7	$30.4	5	$31.8	1	$30.6	6	$31.3	6

Margins:
Gross margin	47.2%	44.2%	46.5%	49.1%	45.6%
Operating margin	(8.4%)	4.5%	4.0%	(7.4%)	1.5%
Net margin	(7.0%)	5.2%	4.6%	(17.4%)	2.2%
Non-GAAP net margin	(0.6%)	7.9%	8.4%	(1.8%)	5.8%
Expenses as percentage of revenues:
Fulfillment	12.0%	11.4%	11.5%	12.9%	11.5%
Technology and development	9.7%	6.5%	6.6%	9.9%	6.8%
Marketing	22.8%	15.8%	16.9%	23.5%	18.5%
General and administrative	4.6%	3.3%	3.7%	4.5%	3.7%

Operating expenses before stock-based compensation	49.2%	37.0%	38.7%	50.8%	40.5%
Stock-based compensation	6.4%	2.7%	3.8%	5.7%	3.6%

Total operating expenses	55.6%	39.7%	42.5%	56.5%	44.1%

Year-to-year change:
Total revenues	115.8%	73.8%	77.3%	98.2%	77.5%
Fulfillment	49.5%	48.8%	69.6%	32.7%	57.5%
Technology and development	(11.1%)	17.2%	19.5%	(28.1%)	22.3%
Marketing	170.0%	23.6%	31.0%	78.3%	39.8%
General and administrative	86.4%	27.8%	43.2%	35.8%	45.7%

Operating expenses before stock-based compensation and restructuring charges	64.4%	29.5%	39.3%	27.0%	41.4%
Restructuring charges	(100%)	—	—	(100%)	—
Stock-based compensation	64.0%	(29.9%)	5.9%	12.3%	12.6%

Total operating expenses	56.7%	22.5%	35.4%	23.7%	38.5%

Netflix, Inc.

Non-GAAP Guidance Reconciliation Schedule

(Unaudited)

(in thousands)

	Fourth Quarter, 2003 Guidance Range

Non-GAAP net income (loss) reconciliation:
Net income (loss)	$(200)	$2,300
Add back:
Stock-based compensation	3,200	3,700

Non-GAAP net income	$3,000	$6,000

Netflix Market Penetration

0%

1%

2%

3%

4%

5%

6%

Time from Commencement of 1 Day Service

5.4%

7 Hubs  Opened in '03

12 Hubs  Opened in '02

SF Bay Area